Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form F-1 of our report dated March 17, 2006 relating to the financial statements of XTL Biopharmaceuticals Ltd which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement

Kesselman & Kesselman
Certified Public Accountant (Isr.)
A member of PricewaterhouseCoopers
International Limited

Tel Aviv, Israel
April 20, 2006